Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

dELiA*s Inc.

New York, New York

We hereby consent to the incorporation by reference in this Form S-3 of our report dated April 23, 2013 (except for Note 2 as to which the date is September 13, 2013) relating to the consolidated financial statements and schedule of dELiA*s, Inc. appearing in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

September 13, 2013